AGREEMENT AND PLAN OF MERGER


                  This Agreement and Plan of Merger (this "Agreement") dated as of February 6, 1998, is made by and among Colorado Wyoming Reserve Company, a Wyoming corporation ("CW"), CWSub, Inc., a Colorado corporation ("CWSub"), Shoreline Resource Company, Inc., a Colorado corporation ("Shorco") and F. Robert Tiddens ("Tiddens"), John F. Greene ("Greene") and Cindy L. Stewart ("Stewart"), the shareholders of Shorco (Tiddens, Greene and Stewart, collectively, to be referred to herein as "Shorco Shareholders"). CW, CWSub and Shorco are sometimes individually referred to herein as a "Party" or collectively as the "Parties."


                                    RECITALS

                  A. The Shorco Shareholders collectively own all of the issued and outstanding shares of Shorco common stock, par value $.001 per share ("Shorco Common Stock").

                  B. CW desires to acquire the business and properties of Shorco, and Shorco desires to become affiliated with CW, by means of a merger (the "Merger") of CWSub, a wholly-owned subsidiary of CW, with and into Shorco on the terms and conditions of this Agreement and as provided in the Articles of Merger in the form attached hereto as EXHIBIT A, which by this reference are incorporated herein.

                  C. To effectuate the Merger, CW desires to issue 797,618 restricted shares of its common stock, par value $.01 per share ("CW Common Stock") and a commitment to provide funds in the minimum amount of $300,000 to develop the Paradox Basin (San Juan County, Utah) project, in exchange for all of the Shorco Common Stock, and the Shorco Shareholders desire to exchange their Shorco Common Stock for 797,618 shares of CW Common Stock, and a commitment by CW to provide funds in the minimum amount of $300,000 for development of the Paradox Basin project. Upon effectiveness of the Merger, Shorco will be a wholly-owned subsidiary of CW.

                  D. The Boards of Directors of CW, CWSub and Shorco deem the merger of CWSub with and into Shorco in accordance with the applicable law of the State of Colorado, to be advisable and in the best interests of their respective stockholders, and have, by resolutions duly adopted, approved this Agreement and the plan of merger set forth herein, and the Shorco Shareholders, as holders of all of the outstanding stock of Shorco, and CW, as sole stockholder of CWSub, have approved this Agreement.

                  E. If the terms and conditions of this Agreement are satisfied, the 10,000 issued and outstanding shares of Shorco Common Stock will be deemed to have been converted into a total of 797,618 shares of CW Common Stock upon effectiveness of the Merger.

                                    AGREEMENT

                  In consideration of the recitals and mutual promises contained herein, the Parties agree as follows:


                                    ARTICLE I

                                   THE MERGER

                  At the Closing (as defined in Section 5.1 hereof), which shall occur contemporaneously with the execution of this Agreement, CWSub shall be merged with and into Shorco in accordance with the terms hereof:

                  1.1 EFFECT OF MERGER. In accordance with the provisions of this Agreement and the Colorado Business Corporation Act (the "Colorado Act"), at the Merger Effective Time (as defined in Section 1.2 hereof), (i) CWSub shall be merged with and into Shorco, (ii) the separate existence of CWSub shall cease; and (iii) Shorco shall continue its corporate existence under the laws of the State of Colorado (the "Surviving Corporation").

                  1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective when (i) the properly executed Articles of Merger are duly filed with the Office of the Secretary of State of Colorado as provided for in Section 7-111-105 of the Colorado Act, which filing shall be made upon completion of the Closing of the Merger in accordance with Section 5.4 hereof. The date and time when the Merger shall become effective is referred to as the "Merger Effective Time."

                  1.3 CERTIFICATE OF INCORPORATION; BYLAWS; NAME OF SURVIVING CORPORATION. At the Merger Effective Time, (i) the Certificate of Incorporation of CWSub as in effect immediately prior to the Merger Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended as provided by law, (ii) the Bylaws of CWSub in effect immediately prior to the Merger Effective Time shall be the Bylaws of the Surviving Corporation until amended as provided by law, and (iii) the name of the Surviving Corporation shall be Shoreline Resource Company, Inc..

                  1.4 OFFICERS AND DIRECTORS. The officers and directors of CWSub at the Merger Effective Time shall become the officers and directors of the Surviving Corporation immediately after the Merger Effective Time.

                  1.5 SUCCESSION. At the Merger Effective Time, the separate corporate existence of CWSub shall cease, and Shorco as the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public and private nature and be subject to all the restrictions, disabilities and duties of CWSub and all rights, privileges, powers and franchises of CWSub, and all property, real, personal and mixed, and all debts due to CWSub on whatever account, and all other things in action belonging to CWSub, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of CWSub, and the title to any real estate vested by deed or otherwise in CWSub, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of CWSub shall be preserved unimpaired, and all debts, liabilities and duties of CWSub shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of CWSub, its stockholder, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Merger Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of Shorco and shall be as effective and binding thereon as the same were with respect to CWSub.

                  1.6 CONVERSION AND EXCHANGE OF STOCK AT CLOSING. At the Merger Effective Time, by virtue of the Merger and without any action on the part of any holder:

                           (a)      Each share of CWSub common stock (the "CWSub
Common Stock"), which is issued and outstanding shall be converted into one share of common stock of the Surviving Corporation;

                           (b)      All outstanding shares of Shorco Common
Stock shall be converted into a total of 797,618 shares of CW Common Stock.

                  1.7 EXCHANGE OF STOCK CERTIFICATES. After the Merger Effective Time, the Shorco Shareholders shall surrender their outstanding certificate or certificates representing shares of Shorco Common Stock for cancellation to CW's corporate secretary, who shall act as the exchange agent to effect the exchange of Shorco share certificates for certificates representing shares of CW Common Stock. The Shorco Shareholders shall be entitled upon such surrender to receive in exchange therefor, certificates representing such portion of the 797,618 shares of CW Common Stock to which each is entitled as set forth on EXHIBIT B attached hereto and incorporated herein by this reference. Until such surrender and cancellation, each such outstanding Shorco Common Stock certificate shall, after the Merger Effective Time, be deemed for all corporate purposes to evidence solely the number of shares of CW Common Stock to which each Shorco Shareholder is entitled as set forth on EXHIBIT B, and the right to receive a CW stock certificate representing such shares, but no other right with respect to Shorco Common Stock. After the Merger Effective Time, there shall be no further registration of transfers of Shorco Common Stock on the records of Shorco and, if a certificate representing such shares is presented to Shorco, it shall be canceled and exchanged as herein provided.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

                  2.1 REPRESENTATIONS AND WARRANTIES OF SHORCO SHAREHOLDERS. The Shorco Shareholders represent and warrant to CW that:

                           (a)      ORGANIZATION, GOOD STANDING, QUALIFICATION.
Shorco is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Shorco is duly qualified to carry on its business in the states in which its business and properties are located.

                           (b)      AUTHORITY.

                                    (i)     (A) The Shorco Shareholders are the
lawful owners and holders of record of all outstanding shares of Shorco Common Stock, free and clear of all liens, and each has full authority to execute and deliver this Agreement and to perform his or her obligations hereunder; (B) delivery to CW of a certificate or certificates representing the Shorco Common Stock pursuant to this Agreement will transfer to CW valid title thereto, free and clear of all liens; and (C) none of the Shorco Shareholders has any legal obligation, absolute or contingent, to any other person or firm to sell any of his or her Shorco Common Stock, to effect any merger, consolidation or other reorganization of Shorco or to enter into any agreement which would affect his or her title or right to deliver the Shorco Common Stock free and clear of all liens.

                                    (ii) (B) Shorco has all requisite power and
authority to carry on its business as presently conducted, to enter into this Agreement, and to perform its obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not (B) violate, or be in conflict with, any provision of Shorco's charter, bylaws, or governing documents, or any agreement or instrument to which it is a party or is bound or affected, or (C) violate any (yy) Order, writ, injunction, decree or judgment of any court or governmental authority (collectively "Orders"), or (zz) federal, state, local or foreign laws, statutes, rules, ordinances or regulations (collectively "Laws") applicable to Shorco or any of its assets.

                           (c)      ENFORCEABILITY.  This Agreement and all
documents and instruments required hereunder have been duly executed and delivered by each of the Shorco Shareholders and on behalf of Shorco, and constitute the legal, valid and binding obligations of Shorco and each of the Shorco Shareholders, enforceable in accordance with their terms, subject only to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect, as well as to general principles of equity.

                           (d)      CAPITAL STOCK OF SHORCO.  The authorized
capital of Shorco consists of 10,000 shares of common stock, all of which shares are issued and outstanding, and all of which are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding or authorized options, warrants or other contracts or commitments that require Shorco to issue, sell or otherwise cause to become outstanding any of its capital stock or other securities and there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to Shorco. There are no stockholders' agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of Shorco.

                           (e)      SUBSIDIARIES, PARTNERSHIPS, ETC. OF SHORCO.
Shorco does not own, directly or indirectly, any stock or other security of any other corporation, partnership, joint venture or other entity.

                           (f)      FINANCIAL STATEMENTS AND BALANCE SHEET.
True and correct copies of the balance sheet of Shorco as of December 31, 1997 and statement of operations and cash flow for the year then ended, have been previously delivered to CW. Except as otherwise noted therein, the balance sheet and statement of operations and cash flow were prepared in accordance with generally accepted accounting principles applied consistently, and fairly present the financial condition, assets and liabilities of Shorco as of December 31, 1997. There are no liabilities of Shorco, contingent or otherwise, not reflected in the balance sheet. Since December 31, 1997, there has not been any reduction in working capital below that shown on the December 31, 1997 balance sheet except as necessary to conduct the business of Shorco in the ordinary course.

                           (g)      TAX MATTERS.  Shorco has not taken or
agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of section 368(a) of the Internal Revenue Code of 1946, as amended. Shorco has duly filed all federal, state, local and foreign tax returns (consolidated or otherwise) required to be filed and such returns are true, correct and complete, and Shorco has duly paid in full or made provision in accordance with generally accepted accounting principles for the payment of all taxes for all periods ending through the date hereof. There is no agreement for the extension of the time of any assessment of any tax with respect to Shorco. None of Shorco's assets are subject to liens for unpaid taxes, except for taxes not yet due and payable. No audit has been conducted or threatened with respect to the taxes paid by Shorco or with respect to its assets, and no issue is pending currently with any taxing agency relating to any such taxes.

                           (h)      NECESSARY ACTION.  Each of the Shorco
Shareholders represents and warrants on behalf of Shorco, that as of the date of execution of this Agreement, he or she has heretofore agreed and consented to execute this Agreement and any documents or agreements necessary to carry out the terms hereof and for the consummation of the transactions contemplated by this Agreement, including, but not limited to, the Merger. No other action by or on behalf of Shorco is or will be necessary to authorize the execution, delivery and performance of this Agreement and any documents and agreements executed by Shorco in connection herewith or the transactions contemplated herein.

                           (i)      TITLE TO PROPERTIES.  Shorco owns all of
the oil and gas leasehold interests and other property interests reflected on the balance sheet dated December 31, 1997 and as specifically set forth on EXHIBIT C attached hereto and incorporated herein by this reference (the "Shorco Assets"), free and clear from all defects, claims, liens, encumbrances and burdens except as disclosed in the balance sheet dated December 31, 1997 and specifically set forth on EXHIBIT C. Specifically:

                           (1) There is no claim, dispute, suit, action,
                  investigation or other proceeding pending before any court or governmental agency, nor, to the best knowledge of Shorco based upon reasonable inquiry and investigation, threatened, against Shorco or any of the Shorco Shareholders or any of the Shorco Assets which has or might result in the impairment or loss of Shorco's title to any of the Shorco Assets or the value thereof or impede operations thereon.

                           (2) To the best knowledge of Shorco based upon
                  reasonable inquiry and investigation, there exists no unrecorded document or agreement which may result in impairment or loss of Shorco's ability to convey the Shorco Assets or impairment or loss of any portion of the rights, titles or interests therein.

                           (3) Shorco warrants title to the Shorco Assets
                  against the claims and demands of all persons asserting any interest by, through or under Larry J. White and/or Shorco, and the Surviving Corporation shall be subrogated to any warranty claim which Shorco may have against any third party, prior owner, vendor or assignor.

                           (4) Except as set forth on EXHIBIT C, Shorco has good
                  and marketable record title to the Shorco Assets which entitles Shorco to one hundred percent (100%) of the working interest under the oil and gas leases identified on EXHIBIT C, and such working interest is not burdened by any royalty interest, overriding royalty interest, carried interest, production payment, net profits interest or any other similar burden (collectively, "Leasehold Burdens") other than the landowner's royalty attributable to each respective oil and gas lease. There are no limitations as to the depths covered or substances to which such working interests apply.

                           (5) Shorco shall not directly or indirectly create,
                  reserve or retain any recorded or unrecorded executory rights or Leasehold Burdens in the Shorco Assets.

                           (6) There are no preferential rights to purchase nor
                  any required third-party consents which must be obtained, other than consents from governmental authorities which are commonly obtained after an assignment, with respect to the Shorco Assets.

                           (7) All ad valorem, property and similar taxes and
                  assessments based on the ownership of property and due and payable as of the date hereof, have been paid timely in all respects, and there are no liens for taxes or assessments affecting the Shorco Assets.

                           (8) All rental payments, lease bonus payments and
                  minimum royalty payments due and payable with respect to the Shorco Assets as of the date hereof have been paid timely in all respects. The oil and gas leases identified on EXHIBIT C are in full force and effect, validly existing and are legally binding, without any payment or performance obligation necessary to maintain any such lease, except as otherwise disclosed on EXHIBIT C or in the terms of such lease.

                           (9) Any easements, rights-of-way, servitudes,
                  permits, surface leases, conditions, covenants or other restrictions that burden the Shorco Assets have been disclosed on EXHIBIT C and do not have a material adverse effect on the ownership, use, operation or value of the Shorco Assets.

                           (10) Shorco is not in breach or default with respect
                  to any of its obligations under any oil and gas lease or other document establishing any interest or right in the Shorco Assets, and to the best knowledge of Shorco based upon reasonable inquiry and investigation, no person or party has given or threatened to give notice of any action to terminate, cancel, rescind or procure reformation of any such lease or document.

                           (j)      EXHIBITS.  The Exhibits attached hereto
provide complete and accurate listings of all information stated in this Agreement to be provided therein. There are no exceptions to Shorco's representations and warranties contained in this Agreement except as expressly contained in this Agreement or in the Exhibits attached hereto.

                           (k)      MATERIAL AGREEMENTS.      Shorco has
delivered to CW a true and complete list, attached hereto as EXHIBIT D, of all Material Agreements. "Material Agreements" means all contracts, agreements, plans, leases, policies, licenses (including intellectual property) or instruments, which are material to the operation of the business of Shorco as presently conducted. (i) The Material Agreements are in all respects in full force and effect and are the valid and legally binding obligations of the parties thereto and are enforceable in accordance with their respective terms;
(ii) neither Shorco nor to its knowledge, any other party to a Material Agreement, is in breach or default with respect to any of its obligations thereunder or any regulations incorporated therein or governing same, nor does there exist any condition or circumstances which with the passage of time would constitute such a breach or default; and (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of, constitute a default under, or result in a violation of the provisions of any of the Material Agreements.

                           (l)      BROKERS.  Neither Shorco nor the Shorco
Shareholders have incurred liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement.

                           (m)      SUITS OR CLAIMS; COMPLIANCE WITH LAW.  No
suit, action, claim, investigation, or other proceeding is pending or, to the knowledge of the Shorco Shareholders after due inquiry, threatened before any court or governmental agency and to the knowledge of each of the Shorco Shareholders after due inquiry, no cause of action exists that relates to the Shorco Assets or that might result in impairment or loss of Shorco's title to any portion of the Shorco Assets or the value thereof or that might hinder or impede Shorco's ability to consummate the transactions contemplated by this Agreement. There is no material noncompliance by Shorco with any Laws and Orders, and Shorco has not received notice from any enforcement authority of any violation of any Laws or of any investigation of any alleged violation and the Shorco Assets conform with applicable Laws.

                           (n)      PERMITS.         Shorco holds all of the
certificates, permits, licenses, registrations, consents, authorizations, approvals, privileges, waivers, exemptions and orders (collectively, "Permits") required to own the Shorco Assets and operate its business as presently owned and operated and pursuant to all Laws, and such Permits are in full force and effect. There is no material violation of any Permit and no action or claim is pending or threatened to challenge, revoke or limit any such Permit. Shorco has complied in all material respects with all laws, including but not limited to, environmental laws, regulations, ordinances and orders relating to its business or any of the Shorco Assets.

                           (o)      CONSENTS.  No action or consent of any
governmental authority is required for the execution, delivery or performance of this Agreement by Shorco other than filings with the Colorado Secretary of State and any other states in which Shorco is authorized to conduct business as a foreign corporation. No Material Agreement requires any action or consent by any person or entity for the execution, delivery or performance of this Agreement.

                           (p)      EMPLOYEES; CONSULTANTS; LABOR.  Shorco (i)
does not now nor has it ever had any employees or consultants; (ii) is not now nor has it ever been a party to any employment agreement, collective bargaining agreement or similar labor agreement; and (iii) does not now nor has it ever had an "Employee Benefit Plan," (as defined by ERISA Section 3(3)) which term includes but is not limited to pension, retirement, profit sharing, bonus, nonqualified deferred compensation, welfare, disability, medical, hospitalization, dental, workers' compensation, health insurance, life insurance, severance and incentive plans, vacation benefits and fringe benefits.

                           (q)      BOOKS AND RECORDS.  All books of account,
minute books, stock certificate books, stock transfer ledgers and other corporate records of, and records maintained pursuant to the requirements of governmental authorities by Shorco are complete, and correctly and accurately present and reflect in all material respects all transactions entered into by Shorco or to which Shorco is a party or any other matter which should be set forth in such books and records.

                           (r)      INVESTMENT REPRESENTATIONS.  Each of the
Shorco Shareholders (i) is acquiring the shares of CW Common Stock pursuant to the terms hereof for his own account for the purpose of investment and not with a view to any distribution or sale of such shares except insofar as such shares are included in a public offering registered pursuant to the Securities Act of 1933, as amended (the "Act") or the disposition thereof is exempt from such registration; and (ii) understands that such shares of CW Common Stock have not been registered under the Act or any state securities law and that such shares are being offered and sold to him or her pursuant to exemptions from the registration requirements of the Act.

                           2.2      REPRESENTATIONS AND WARRANTIES OF CW AND
CWSUB. CW and CWSub represent and warrant to Shorco and the Shorco Shareholders that:

                           (a)      INCORPORATION, GOOD STANDING, QUALIFICATION.
CW is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming, duly qualified to carry on its business in each of the states in which it is required to be qualified. CWSub is a corporation duly organized, validly existing and in good standing under the Colorado Act, duly qualified to carry on its business in each of the states in which it is required to be qualified.

                           (b)      AUTHORITY.  CW and CWSub have all requisite
power and authority to carry on their respective businesses as presently conducted, to enter into this Agreement, to accomplish the Merger on the terms described in this Agreement and to perform their respective obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of CW's or CWSub's charter, bylaws or governing documents, or any agreement or instrument to which CW or CWSub is party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to them. The execution, delivery and performance of this Agreement and the transactions contemplated have been duly and validly authorized by all requisite action, corporate or otherwise, on the part of CW and CWSub.

                           (c)       ENFORCEABILITY.  This Agreement and all
documents and instruments required hereunder have been duly executed and delivered on behalf of CW and CWSub, and constitute legal, valid and binding obligations of CW and CWSub enforceable in accordance with their respective terms, subject only to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect, as well as to general principles of equity.

                           (d)      EXHIBITS.  The Exhibits attached hereto
provide complete and accurate listings of all information stated in this Agreement to be provided therein. There are no exceptions to CW's or CWSub's representations and warranties contained in this Agreement except as expressly contained in this Agreement or in the Exhibits attached hereto.

                           (e)      BROKERS.  Neither CW nor CWSub has incurred
liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this
Agreement.

                           (f) CAPITAL STOCK OF CW AND CWSUB. EXHIBIT E sets
forth, by class, the entire authorized amount of capital stock and other securities of each of CW and CWSub, along with the amount of securities of each such class which is issued and outstanding. All such issued and outstanding shares are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in EXHIBIT E, there are no outstanding or authorized options, warrants, conversion rights, exchange rights or other contracts or commitments that require CW or CWSub to issue, sell or otherwise cause to become outstanding any of its capital stock or other securities and there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to CW or CWSub. To the knowledge of CW or CWSub, there are no stockholders' agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of CW or CWSub.

                           (g)      SUITS OR CLAIMS.  No suit, action, claim,
investigation, or other proceeding is pending or, to the best of CW's or CWSub's knowledge, threatened before any court or governmental agency and to the best of their knowledge no cause of action exists that might hinder or impede CW's or CWSub's ability to consummate the transactions contemplated by this Agreement.

                           (h)      CONSENTS.  No action or consent of any
governmental authority is required for the execution, delivery or performance of this Agreement by CW or CWSub other than filing with the Colorado Secretary of State and any other states in which CW or CWSub are authorized to conduct business as foreign corporations.


                                   ARTICLE III

                                    COVENANTS

                  3.1 COVENANTS OF SHORCO AND THE SHORCO SHAREHOLDERS. Shorco and the Shorco Shareholders covenant and agree to and with CW that:

                           (a)      RESIGNATIONS.  The current officers and
directors of Shorco shall resign from their respective positions effective as of the Merger Effective Time, and shall provide a copy of such resignations to CW at the Closing.

                  3.2 COVENANTS OF CW. CW covenants and agrees to and with Shorco and the Shorco Shareholders that:

                           (a)      FURTHER ASSURANCES.  From time to time,
as and when required by the Surviving Corporation, or by its successors and assigns, there shall be executed and delivered on behalf of CW or CWSub such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of CWSub, and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of CWSub or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

                           (b)      DIRECTORS AND OFFICERS OF CW.  The Board of
Directors of CW shall approve a resolution, effective as of the Merger Effective Time, to increase the membership on the Board of Directors of CW from three to five members, and to appoint Tiddens and Greene as members of the Board.

                           (c)      COMMITMENT OF FUNDS FOR PROJECT    CW shall
commit funds in the minimum amount of $300,000 to develop the Paradox Basin (San Juan County, Utah) project. Such funds shall be used for lease acquisition, "3-D" seismic surveys and general and administrative expenses incurred in connection with the project.


                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

                  4.1 INVESTMENT MATTERS. The CW Common Stock to be issued to the Shorco Shareholders pursuant to the Merger has not and will not be registered under the Act or any state securities law, and is being issued in reliance upon representations made by the Shorco Shareholders herein and exemptions from such registration requirements that are available only if the CW Common Stock is not being offered to the public and is being acquired for investment and not with a view to its distribution or sale. CW will cause an appropriate legend stating these restrictions to be placed on all stock certificates issued by it pursuant to this Agreement.

                  4.2 GOVERNMENT FILINGS. After the Closing, as appropriate, the Parties shall in a timely manner (a) make required filings with each governmental agency to which such filings are necessary or appropriate for the consummation of the transactions contemplated hereby, and (b) provide such information as each may reasonably request to make such filings. The Parties shall cooperate with and assist each other in pursuing such filings. Each Party shall be responsible for and shall make any governmental filings occasioned by the ownership or organization of such Party.

                  4.3 CONSULTING AGREEMENTS. At or prior to the Closing, the following agreements shall have been entered into:

                           (a)      STEWART. Stewart shall execute a preliminary
agreement which will provide that Stewart receive a consulting payment of $20,000 at Closing and $40.00 per hour for consulting services provided to Shorco or CW during the period of the Financing Contingency, and that she will enter into a consulting agreement, effective upon completion of an additional tranche of financing satisfactory to CW (the "Financing Contingency"), pursuant to which she will receive (i) a grant of non-qualified stock options to purchase 30,000 shares of CW Common Stock at an exercise price of $1.50 per share, which options shall be granted pursuant to the CW Equity Incentive Plan and shall vest on January 15, 1999; (ii) a consulting fee of $80,000.00 per year for a period of two years, in return for services to be specified and set forth in such consulting agreement; and (iii) a guaranteed, assigned one percent of 8/8ths overriding royalty (proportionately reduced to CW's interest) in the Paradox Basin (San Juan County, Utah) project (the "Project"), as well as an opportunity to participate in an overriding royalty pool sponsored by CW or Shorco, as the case may be.

                           (b)      VTV, INCORPORATED ("VTV").  VTV, by and
through Louis E. Willhoit, Jr., shall execute a preliminary agreement which will provide that VTV will enter into a consulting agreement effective upon completion of the Financing Contingency and ending on December 31, 1998 unless otherwise extended by the parties thereto, pursuant to which VTV will receive
(i) a grant of non-qualified stock options to purchase 75,000 shares of CW Common Stock at an exercise price of $1.50 per share, which options shall be granted pursuant to the CW Equity Incentive Plan and shall vest on January 15, 1999; (ii) a compensation package for 1998 including, but not limited to, out-of-pocket expenses and $85.00 per hour for all direct services provided by VTV to the Project in return for its commitment of time and professional services during 1998 to the Project, as further set forth and specified in such consulting agreement; and (iii) a guaranteed, assigned one-half of one percent of 8/8ths overriding royalty (proportionately reduced to CW's interest) limited to the acquisition area and/or 3-D volume in the Project.

                           (c)      LARRY J. WHITE ("WHITE"). White shall
execute an agreement which will provide that Shorco will be entitled to purchase certain additional oil, gas and mineral interests in the Project area from White, according to the terms and conditions contained therein. At and conditioned upon the consummation of the Closing, White shall receive non-qualified stock options to purchase 25,000 shares of CW Common Stock at an exercise price of $1.50 per share, which options were granted on January 22, 1998 pursuant to the CW Equity Incentive Plan and which shall vest on January 15, 1999.

                  4.4 TIDDENS' CONSULTING SERVICES. At the Closing, Tiddens shall receive a consulting payment of $30,000.00 and upon completion of the Financing Contingency, will be paid a consulting fee of $6,000.00 per month through December 31, 1998 for services to be specified and set forth in a consulting agreement with CW.


                                    ARTICLE V

                                     CLOSING

                  5.1 TIME AND PLACE. The closing of the Merger and the other transactions contemplated by this Agreement (the "Closing") shall occur contemporaneously with the execution of this Agreement at the offices of Trinity Petroleum Management LLC, 1801 Broadway, Suite 600, Denver, Colorado 80202 at 10:00 a.m. on February 6, 1998, or at such other time or on such other date or at such other place as the Parties may mutually agree. The date Closing actually occurs is herein called the "Closing Date."

                  5.2 DELIVERIES BY CW AND CWSUB AT CLOSING. At the Closing, CW and CWSub, as appropriate, shall deliver the following, each being a condition precedent to the obligations of

Shorco and the Shorco Shareholders, and each being deemed to have occurred simultaneously with the obligations of Shorco and the Shorco Shareholders:

                           (a)      letters from CW representing stock
certificates evidencing shares of CW Common Stock, in the names of the Shorco Shareholders and for the number of shares as set forth on EXHIBIT B;

                           (b)      cash or its equivalent in the amount of
$30,000, to Tiddens;

                           (c)      cash or its equivalent in the amount of
$20,000, to Stewart;

                           (d)      an option agreement to White to purchase up
to 25,000 shares of CW Common Stock as specified in Section 4.3 herein;

                           (e)      Certificates of Good Standing of CW and
CWSub, dated within five days prior to the Closing; and

                           (f)      a certificate, dated as of the Closing Date
and signed by CW's Secretary or Assistant Secretary, certifying (i) that CW and CWSub have received all requisite corporate approvals authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein; (ii) as to the attached resolution from the board of directors of CW increasing the size of the board from three to five members and appointing Tiddens and Greene to fill the board vacancies effective as of the Merger Effective Time; and (iii) as to the incumbency of the officers executing this Agreement on behalf of CW and CWSub, and any documents to be executed and delivered by CW or CWSub at Closing.

                  5.3 DELIVERIES BY SHORCO AND THE SHORCO SHAREHOLDERS AT CLOSING. Shorco and the Shorco Shareholders, as appropriate, shall deliver the following, each being a condition precedent to the obligations of CW and CWSub, and each being deemed to have occurred simultaneously with the obligations of CW and CWSub:

                           (a)      stock certificates evidencing the Shorco
Shares, duly endorsed for transfer to CW or accompanied by a stock power duly executed in blank;

                           (b)      the Stewart agreement, as described in
Section 4.3 herein;

                           (c)      the VTV agreement, as described in Section
4.3 herein;

                           (d)      the White agreement, as described in Section
4.3 herein;

                           (e)      a Certificate of Good Standing of Shorco,
dated within five days prior to the Closing; and

                           (f)      a certificate, dated as of the Closing Date
and signed by Shorco's Secretary or Assistant Secretary, certifying: (i) that Shorco has received all requisite corporate approvals authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein; (ii) as to the attached resignations of all members of the board of directors and officers of Shorco effective as of the Merger Effective Time; and (iii) as to the incumbency of the officers executing this Agreement on behalf of Shorco, and any documents to be executed and delivered by Shorco at Closing.

                  5.4 FILING OF CERTIFICATE OF MERGER. As soon as possible after the Closing, the duly executed Articles of Merger shall be filed with the Colorado Secretary of State.


                                   ARTICLE VI

                                  MISCELLANEOUS

                  6.1 SURVIVAL. The representations, warranties, covenants and agreements included or provided in this Agreement, or in any schedule, document, certificate or other instrument delivered pursuant hereto, shall survive the Closing.

                  6.2 LIABILITIES UPON BREACH. If this Agreement is breached, the Party not at fault shall have the right to recover damages for the breach or failure of any representation, warranty, covenant or agreement contained herein.

                  6.3 EXPENSES. Except as otherwise specifically provided otherwise in this Agreement, all fees, costs and expenses incurred by any Party in consummating the transactions contemplated by this Agreement shall be shared equally between the Parties, except that any fees, costs and expenses incurred by Shorco or the Shorco Shareholders relating to either of such Party's own tax planning, internal preparation of documents or organizational structure, shall be paid by the Party incurring the same, including, without limitation, legal, engineering and accounting fees, costs and expenses.

                  6.4 NOTICES. All notices and communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given three (3) business days following deposit in the United States mail as provided herein or upon actual receipt if sent by overnight delivery, facsimile transmission or hand delivery, in each such case addressed as follows:

                  IF TO SHORCO OR TIDDENS:

                  Shoreline Resource Company, Inc.
                  8360 East Hinsdale Avenue
                  Englewood, Colorado  80112
                  Telecopy:  (303) 689-9450
                  Attention: F. Robert Tiddens, President


                  IF TO GREENE:

                  John F. Greene
                  P.O. Box 10,000  #218
                  Silverthorne, Colorado 80498
                  1569 Royal Buffalo Drive (FedEx/UPS)
                  Telecopy:  (970) 468-2180


                  IF TO STEWART:

                  Cindy L. Stewart
                  Petroleum Geologist
                  8101 E. Dartmouth Ave., Suite 71
                  Denver, Colorado 80231
                  Telecopy:  (303) 751-1278


                  IF TO CW OR CWSUB:

                  Colorado Wyoming Reserve Company
                  c/o Trinity Petroleum Management LLC
                  Suite 600, 1801 Broadway
                  Denver, Colorado  80202
                  Telecopy:  (303) 296-0329
                  Attention: Kim M. Fuerst, President

                  WITH COPY TO:

                  Patricia M. Mitchell, Esq.
                  Davis, Graham & Stubbs LLP
                  Suite 4700, 370-17th Street
                  Denver, Colorado  80202
                  Telecopy:         (303) 892-7400


                  Any Party may, by written notice so delivered to the other, change the address or the person to which delivery shall thereafter be made.

                  6.5 AMENDMENT OR WAIVER. This Agreement may not be altered or amended, nor any rights hereunder be waived, except by an instrument in writing executed by the Party to be charged with such amendment or waiver. No waiver of any term, provision or condition of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

                  6.6 ANNOUNCEMENTS. Shorco and CW shall consult with each other with regard to all press releases and other public announcements concerning this Agreement or the transactions contemplated hereby and, except as may be required by applicable laws or the applicable rules and regulations of any governmental agency or stock exchange, neither Party shall issue any such press release or make any other public announcement without the prior written consent of the other Party, which shall not be unreasonably withheld.

                  6.7 GENERALITY OF PROVISIONS. The specificity of any representation, warranty, covenant, agreement or indemnity included or provided in this Agreement, or in any exhibit, document, certificate or other instrument delivered pursuant hereto, shall in no way limit the generality of any representation, warranty, covenant, agreement or indemnity included or provided in this Agreement, or in any exhibit, document, certificate or other instrument delivered pursuant hereto.

                  6.8 HEADINGS. The headings of the articles and sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

                  6.9 COUNTERPARTS AND FACSIMILES. This Agreement may be executed by the Parties in any number of counterparts or by facsimile signature, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

                  6.10 GOVERNING LAW. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Colorado.

                  6.11 ENTIRE AGREEMENT. This Agreement (including the exhibits hereto) constitutes the entire understanding between the Parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

                  6.12 PARTIES IN INTEREST. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and assigns, and nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies.

                  6.13 ATTORNEYS' FEES. In the event of a dispute between the Parties hereto with respect to the interpretation or enforcement of the terms hereof, the prevailing Party in any action resulting therefrom shall be entitled to collect from the other its reasonable costs and attorneys' fees, including its costs and fees upon appeal.

                  IN WITNESS WHEREOF, the Parties hereby execute this Agreement as of the date first above mentioned.


                                        SHORELINE RESOURCE COMPANY, INC


                                        By    /S/ F. ROBERT TIDDENS
                                          ------------------------------
                                          F. Robert Tiddens, President


                                        SHORCO SHAREHOLDERS:


                                           /S/ F. ROBERT TIDDENS
                                        -------------------------------
                                        F. Robert Tiddens, Individually


                                          /S/ JOHN F. GREENE
                                        -------------------------------
                                        John F. Greene, Individually


                                          /S/ CINDY L. STEWART
                                        --------------------------------
                                        Cindy L. Stewart, Individually

                                        COLORADO WYOMING RESERVE
                                        COMPANY


                                         By    /S/ KIM M. FUERST
                                        --------------------------------
                                          Kim M. Fuerst,
                                          President



                                        CWSUB, INC.

                                        By  /S/ KIM M. FUERST
                                        --------------------------------
                                          Kim M. Fuerst,
                                          President